[Exhibit 10.2 TV Cooperation Agreement, dated December 15, 2003, between WinWin Shanghai and Shanghai Lottery.]

                            TV COOPERATION AGREEMENT
                                  ("Agreement")
                                 [Chinese Text]

      Party A: Shanghai Welfare Lottery Issuing Center
      [Chinese Text]
      Add: Jinxiu building, 9-11 floor, South Wulumuqi Road #406,
           Shanghai, 200031
      [Chinese Text] 9-11 [Chinese Text]: 200031
      Tel [Chinese Text]: 86-21-54651955: 86-21-64729999*601
      Fax [Chinese Text]: 86-21-54651955

      Party B: Win Win Consulting (Shanghai) Co. Ltd.
      [Chinese Text]
      Add: 680 Zhaojiabang road, Room 408, Shanghai, P.R.C., 200031
      [Chinese Text]
      Tel: [Chinese Text]: 86-21-64666258
      Fax: [Chinese Text]: 86-21-64731939

            Attn: Patrick Rogers, President and CEO
            [Chinese Text], PAT ROGERS [Chinese Text]
            With copy to:  Peter C. Pang, Legal Representative
            [Chinese Text], PETER C. PANG [Chinese Text]

In order to cooperate on improving the sales and distribution of instant lottery games in the Shanghai municipal district, People's Republic of China ("PRC"), both Party A and Party B referenced above have reached the following agreement after friendly negotiations.

[Chinese Text]

The parties hereby agree as follows, having given due consideration of the mutual benefits to be derived and the expertise of the respective parties:

[Chinese Text]

TELEVISION PROGRAM TIED TO THE GAMES
BROADCAST SERVICES
[Chinese Text]

      I. Party A shall ensure its television affiliate agrees to broadcast through its network - on an established television channel, with a reach of a minimum of 18 million viewers, during prime time as the term is normally understood in the trade (which is normally between the hours of 18:00 and 22:00), a 20-minute online instant lottery ticket television program ("TV Program") that is tied to the sales of such Game tickets (defined therein). Said TV Program will be used to market and promote online instan6t lottery tickets designed by Party B and approved by China Welfare Lottery Issuing Center. The TV Program will feature online instant lottery ticket game winners playing various games to advance their total earnings or awards, which cash prizes to be awarded during the TV Program shall be paid out of the money reserved for winners from the ticket sales of the approved Games designed by Party B. The TV Program may also feature non-cash prizes sponsored by the manufacturer or distributor that could also be won by the contestants.

            [Chinese Text]
      A. Each new episode of said TV Program shall be broadcast once a week for 50 weeks as part of the television program "Luck From Heaven" (as contracted by Party A and its TV affiliates) at about 18:45 - 19:40 on every Saturday evening. The TV Program will be broadcast during the time slot set aside for the existing "Luck from heaven" television program, with the last 20 minutes of the 50-minute program set aside for the TV Program. Although the TV Program is broadcast during the "Luck from Heaven" program time slot, it shall have its own separate identity, with distinctive graphics to indicate that it is a new program.

            [Chinese Text]
      B. Said TV Program shall be produced by Party B, with the active support and assistance of Party A and its television affiliate, and Party A shall ensure the contents thereof are approved by the proper authorities in Shanghai Radio and TV Bureau.

            [Chinese Text]
      C. Party A agrees to ensure its television affiliate will broadcast the TV Program within 30 days after all approvals to broadcast have been obtained, provided sales of the new instant lottery tickets ties to the Games designed by Party B have been deployed in the marketplace from which contestants for the TV Program can be chosen. Furthermore, Party A shall, in good faith, assist Party B in obtaining approval for the TV Program for and on behalf of Party B as soon as possible thereafter.

            [Chinese Text]

      II.   PRODUCTION SERVICES [Chinese Text]

            1.    THE PILOT AND TV PROGRAM [Chinese Text]

            A. Party A, or its affiliate or subsidiary, shall assist Party b, under the direction and control of Party B, and in accordance to Party B's schedule, to produce a pilot program ("Pilot") that resembles in all material aspects to the TV Program contemplated herein. The production of the Pilot will be completed by the crew of "Luck From Heaven", and the editor and director of the program will be appointed by Party B.

                  [Chinese Text]
            B. The purpose of the Pilot is to obtain approval from the proper authorities in Shanghai Radio and TV Bureau for the TV Program, which Pilot shall be materially identical in form, format and content as the actual TV Program.

                           [Chinese Text]

            C. Party A represents and warrants that it is knowledgeable about television broadcast requirements, and that it is confident it will be successful in assisting Party B in the production of such a Pilot so as to meet with the standards of the broadcast for immediate and fast approval in all respects.

                           [Chinese Text]

            D. Party B hereby desires to retain Party A or its affiliate or subsidiary to produce such a


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

                  Pilot, subject to agreement on confidentiality, price, terms and production schedule. Party B agrees to pay Party A or its television affiliate a total of US$ 10,000 to produce the Pilot and obtain approval thereof, and agrees that payment shall be in two parts: 50% before commencement of the production, another 50% upon completion of the production and approval of the Pilot, which shall lay the predicate for the TV Program.

                  [Chinese Text]
            E. Party A also understands and agrees that the techniques, know how, format and content of the Pilot and the TV Program are confidential, and that maintaining such information confidential and not use such information for its own benefit or the benefit of others without the express written consent of Party B, is an essential and material aspect of this Agreement. Any unauthorized use of the information considered proprietary or confidential is a breach of this Agreement subject to Party A to liability therefor. Party A and its television affiliates hereby expressly agree that during the term of this Agreement, and for a period of 3 years thereafter, they will not use any of the TV Program concepts, sets, method of play, sound, graphics and the like on any television program in which Party A or its affiliate has any interest, control or influence therein.

                  [Chinese Text]
            F. Party A also understands and agrees that "time is of the essence" and shall use its best efforts to meet the production schedule as may be requested by Party B.

                  [Chinese Text]
            G. Party A also understands that the sole purpose of producing a Pilot is to obtain approval for the TV Program and agrees to assist Party B in obtaining such approval with its good endorsement and good will.

            [Chinese Text]
      2.    THE 20-MINUTE PROGRAM 20 [Chinese Text]

            A. Party A, its affiliate or subsidiary, shall assist Party B in the production of the TV. Program.

                  [Chinese Text]
            B. The number of TV Programs contracted for broadcast through Party A's television station affiliate is 50 and Party A will take such action as necessary and appropriate to ensure this directive is followed. In the event Party B finds Party A or its affiliate or subsidiary assigned to assist Party B in the production of the TV Program is not satisfactory, Party B may terminate or non-renew its production work without in any way affecting the broadcast obligations set forth herein. In the event Party B finds the staff assigned by Party A or its affiliate to assist Party B in the production of the TV Program is not satisfactory, Party B may require a change of personnel.

                  [Chinese Text]
            C. On the basis of the budget, Party B is willing to pay Party A or its television affiliate 3,000,000 RMB for the production and broadcast of 50 original programs, which fee includes all pre-production, production, post-production, talent, broadcast, and other related costs, fees, assessments, equipment usage, lighting, etc. The copyright to the TV Program remains with both parties, and no-rebroadcast of the TV Program shall occur without both parties' consent. Payment for the production and broadcast of the TV Programs (all 50 episodes) shall be divided into equal 5 separate payments over the course of the production/broadcast year. The first payment (constituting 20% of the


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

                  total payment hereunder) will be made after the broadcast of the first TV Program. The second, third, fourth and fifth payments shall be made in the same manner.

                  [Chinese Text]
            D. Time is of the essence in the production of this TV Program and Party A acknowledges and agrees that it will exert its best efforts to accommodate Party B's production schedule.

                  [Chinese Text]

            E. The cost to produce said TV Program, including all production costs, studio rental, post-production, staff, anchors, editorial work, etc. shall be borne by Party B and its affiliates. The price sheet and terms offered by Party A and/or its designated affiliate shall be the lowest price offered to any domestic party requesting similar services.

                  [Chinese Text]

            F. In the event there are circumstances or conditions beyond the control of the parties, such as political changes, severe economic conditions, natural disasters or other conditions that would normally be considered beyond the control of the parties such as Force Majeure conditions, then this Agreement shall be amended and continued to reflect the changed circumstance or events.

                  [Chinese Text]
      GENERAL PROVISIONS:
      [Chinese Text]

            A. The Agreement is executed by authorized representatives from both parties on 15 (date), 12 (month), 2003 in Xuhui the Shanghai District, China.

                  [Chinese Text]
            B. This Agreement shall be governed by the laws of the People's Republic of China. Any dispute arising out of this Agreement shall be settled in accordance with the rules of the China International Economic & Trading Arbitration Association in Shanghai, PRC. The parties hereto execute this agreement with the intent to be legally bound. Both the English version and the Chinese version of this Agreement shall be given equal weight in interpreting the intent of the parties.

                  [Chinese Text]
            C. This Agreement, and the rights and obligations stemming from such an agreement, shall be assignable and transferable by Party B, with the consent of Party A, to another entity under the direction and control of Party B. This Agreement shall have a duration of one (1) year, ending on the first anniversary of the effective date of this Agreement. Unless written notice is received by the renewing party clearly stating that the non-renewing party has no intention to renew this Agreement at least 180 days prior to the first anniversary of the effective date of this Agreement, this Agreement shall automatically renew on substantially the same terms and conditions for an additional one-year term. The 'effective date' herein refers to the issuing date of the cooperative lottery tickets tied to the Games.

                  [Chinese Text]
            D. This Agreement shall remain in full force and effect during its entire duration and any renewals thereof unless it is cancelled or terminated by either party with cause, or unless its continuation is in violation of Chinese Law and Regulations.

                  [Chinese Text]
            E. Party A agrees to assist Party B in obtaining advertising time for its TV Program - within the range of 1.5 minutes per 20 minute segment. Said time shall be freely usable by Party B to offset its production and broadcast cost for each episode. If the pricing is satisfactory, Party B. will separately contract to obtain such time. [Chinese Text] G. If at anytime Party A or its affiliate decide not to broadcast the TV Program or both parties agree that the TV Program is not successful, then this Agreement shall terminate and Party B shall have no further financial obligations. If Party B independently decides not to continue the production and broadcast of the TV Program, then Party B shall be responsible for paying the balance of the contract price as set forth in Paragraph 2C. However, should there be circumstances beyond the control of Party B which adversely affect the production or broadcast of the TV Program, then this Agreement shall terminate and Party B shall have no further obligations to Party A.

                  [Chinese Text]
Party A: Shanghai Welfare Lottery        Party B: Win Win Consulting (Shanghai)
                  Issuing Center                  Co. Ltd. [Chinese Text]
                  [Chinese Text]

                  /s/ [Chinese Text]              /s/ Patrick Rogers
Authorized representative:                        Authorized representative
[Chinese Text]                                    [Chinese Text]

(Chop, [Chinese Text])
Date: 15 (date), 12 (month), 2003
2003: [Chinese Text] 12 [Chinese Text] 15 [Chinese Text]


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